BY-LAWS

                                       OF

                          HOMETOWN AUTO RETAILERS, INC.
                            (a Delaware corporation)

                                    ARTICLE I

                                     OFFICES

      Section 1.1 Registered Office. The registered office of Hometown Auto Retailers, Inc. ("Corporation") in the State of Delaware shall be at 9 East Loockerman Street, City of Dover, County of Kent. The name of the registered agent in charge thereof is National Registered Agents, Inc.

      Section 1.2 Principal Office. The principal office of the Corporation shall be located in the State of Connecticut.

      Section 1.3 Additional Offices. The Corporation may also maintain offices at such other places within or without the State of Delaware and within or without the United States of America as the Board of Directors may, from time to time, determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 2.1 Place of Meetings. Annual and special meetings of the stockholders of the Corporation shall be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors and specified in the notice of the meeting or in a duly executed waiver of notice thereof or if not so fixed, at the principal office of the Corporation in the State of Connecticut.

      Section 2.2 Annual Meetings. The annual meetings of stockholders for the election of Directors of the Corporation and for the transaction of such other business as may come before the meeting shall be held on a date selected by the Board of Directors, not more than sixty (60) days after the financial statements for the preceding fiscal year shall be available. At each Annual Meeting, Directors and Officers shall be elected or re-elected, as the case may be. A failure to hold the annual meeting on the date so fixed or to elect a sufficient number of Directors to conduct the business of the Corporation shall not work a forfeiture or give cause for dissolution of the Corporation except as expressly required by applicable laws.


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      Section 2.3 Special Meetings. A special meeting of the stockholders of the
Corporation may be called at any time and for any purpose or purposes by the Board of Directors, and shall be called by the President or the Secretary as otherwise provided by the General Corporation Law of the State of Delaware. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the written notice of meeting required by the General Corporation Law of the State of Delaware or any applicable successor provision thereto.

      Section 2.4 Notice of Meetings. Written notice of the place, date and hour of each annual or special meeting of stockholders shall be given personally or by first class mail not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. The notice of any special meeting shall also state the purpose or purposes for which the meeting is called and by or at whose direction the notice is being issued. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle stockholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. Such notice may be given personally or by mail or by transmitting the notice thereof to him or her at such address or telephone facsimile number, as the case may be, by telegram, cable, radiogram, telephone facsimile or other appropriate written communication. If such notice is mailed, it shall be deemed given when deposited in the United States Mail in a postage-prepaid envelope directed to the stockholder of record at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary of the Corporation or other person giving the notice that the notice required to be given has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated. Notice of any adjourned session of a meeting of stockholders shall not be required to be given if the place, date and time thereof are announced at the meeting at which the adjournment is taken. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.5 Waiver of Notice. Notice of meeting need not be given to any stockholder who submits a waiver of notice, signed in person or by proxy, either before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 2.6 Organization of Meeting. At each meeting of stockholders, the President, if present and able to act, or in the absence or inability to act of the President, a Vice President in the order determined by the Board of Directors, if present and able to act, shall act as Chairman of the meeting. In the absence of all of the foregoing officers, the stockholders present in person or by proxy and entitled to vote thereat shall elect a Chairman of the meeting. The Secretary, or in his absence or inability to act, the Assistant Secretary shall act as Secretary of the meeting and keep the minutes thereof, but if neither the Secretary nor the Assistant Secretary is present or able to act, the Chairman of the meeting shall appoint a Secretary of the meeting. The Board of


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Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.
Unless, and to the extent, determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

      Section 2.7 Quorum and Adjournment. At all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present in person or by proxy may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. However, if, after the adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to notice as herein specified on the new record date. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than the number required to originally institute a quorum.

      Section 2.8 Vote of Stockholders. Each stockholder of record of shares of stock of the Corporation having voting power shall be entitled at every meeting of stockholders to one vote for every share of such stock having voting rights registered in his name in the Corporation's record of stockholders: (a) on the date fixed pursuant to these By-Laws as the record date for the determination of stockholders entitled to vote at the meeting; or (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The election of directors and any other corporate action required to be taken by vote of the stockholders shall, except as otherwise required by applicable law or by the Certificate of Incorporation of the Corporation, be authorized by a majority of the votes cast by the stockholders entitled to vote thereon.


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      Section 2.9 Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy, but in no case shall a proxy be appointed for a period over three (3) years. Every proxy shall be revocable at the pleasure of the stockholder executing it except as otherwise provided in the proxy in those cases where an irrevocable proxy is coupled with an interest in the stock itself and is otherwise permitted by law. The termination of the proxy's authority by act of the stockholder shall, subject to the aforesaid three (3) year limitation, be ineffective until written notice of the termination has been given to the Secretary of the Corporation. Unless otherwise provided therein, an appointment filed with the Secretary of the Corporation shall have the effect of revoking all proxy appointments of prior date. A proxy authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast or the authority is exercised, written notice of such death or incapacity is given to the Corporation.

      Section 2.10 Consents. Whenever by any provision of law stockholders are required or permitted to take any action by vote at a meeting, such action may be taken without a meeting on written consent if a record or memorandum thereof, setting forth the action so taken, be made in writing and signed in person or by proxy by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such record or memorandum be filed with the Secretary of the Corporation and made a part of the corporate records. Any resolution in writing, signed by the holders of not less than the minimum number of shares required for approval thereof, shall be and constitute action by such stockholders to the effect therein expressed with the same force and effect as if the same had been duly passed at a duly called meeting of stockholders. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 2.11 Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a date as the record date for any such determination of stockholders. Such date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days prior to any other action. If a record date is so fixed, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as stockholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the Corporation after any such record date so fixed. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding


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the day on which the meeting is held. The share ledger, or a duplicate thereof, kept by the Corporation shall be prima facie evidence as to the stockholders who are entitled to examine such share ledger, or duplicate thereof, or to vote at any stockholder's meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by the Certificate of Incorporation and these By-Laws, the Board of Directors of the Corporation may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by applicable law or the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

      Section 3.2 Number, Election and Term of Office. The number of directors which shall constitute the entire board shall be shall be determined by resolution of the entire Board of Directors. As used in these By-Laws, the term "entire board" means the total number of directors which the Corporation would have if there were no vacancies. Except as otherwise provided by applicable law or by the Certificate of Incorporation of the Corporation or in these By-Laws, the directors shall be elected at the annual meeting of the stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified or until his death or until he shall have resigned or been removed as provided in these By-Laws. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast by the holders of shares entitled to vote in the election shall be elected. Such election shall be by ballot whenever requested by any person entitled to vote at such election but, unless so requested, such election may be conducted in any manner approved at such meeting.

      Section 3.3 Qualifications. Directors shall be stockholders of the Corporation.

      Section 3.4 Place of Meetings. Meetings of the Board of Directors, regular or special, shall be held at such place, within or without the State of Delaware as may from time to time be determined by the Board of Directors of the Corporation, as shall be specified or fixed in the respective notices or waivers of notice.

      Section 3.5 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders at the same place where the annual meeting is held; other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by resolution of the Board. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding


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business day, not a legal holiday, at the same hour. No notice shall be required for any such meeting of the Board of Directors, but a copy of every resolution fixing or changing the time or place of such meetings shall be mailed to every director at least seven (7) days before the first meeting held pursuant to such resolution.

      Section 3.6 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or President or as otherwise provided by law. Notice of any special meeting, stating the place, date and hour of the meeting, shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by personal delivery, telegram, cable, radiogram or other appropriate written communication or by telephone facsimile machine not later than one (1) day before the day on which such meeting is to be held. Unless limited by applicable law, the Certificate of Incorporation of the Corporation, the By-Laws or the terms of the notice thereof, any and all business may be transacted at any special meeting of the Board of Directors of the Corporation.

      Section 3.7 Waiver of Notice. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

      Section 3.8 Organization. At each meeting of the Board of Directors, the President or in his absence, a Vice President or in his absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary or in his absence, an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof. At all meetings of the Board of Directors, business shall be transacted in the order determined by the President.

      Section 3.9 Quorum and Manner of Acting. A majority of the directors in office, but not less than two directors, at the time of any regular or special meeting of the Board of Directors shall be present in person to constitute a quorum for the transaction of business. Each director present shall have one vote, irrespective of the number of shares of stock of the Corporation which he may hold. The vote of a majority of the directors present at the time of such vote, if a quorum is present at such time, shall be the act of the Board of Directors except as otherwise required by applicable law or the Certificate of Incorporation or these By-Laws. A majority of the directors present, whether or not a quorum is present, or if no directors are present, the Secretary, may adjourn any meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in


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the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

      Section 3.10 Written Consents. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or the Committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee, as the case may be.

      Section 3.11 Resignations. Any director may resign at any time by giving written notice of his resignation to the Board of Directors or the President. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.12 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by the vote of a majority of the directors then in office though less than a quorum. Each director elected to a newly created directorship or to fill a vacancy occurring in the Board for any reason except the removal of a director without cause shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified or until he shall have resigned or been removed as in these By-Laws provided.

      Section 3.13 Removal. Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the stockholders called for that purpose and may be removed for cause by action of the Board of Directors.

      Section 3.14 Contracts. No contract or other transaction between this Corporation and one or more of its directors or between this Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void, voidable, impaired, affected or invalidated, nor shall any director be liable in any way, solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board or Committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or made known to the Board of Directors or the Committee, and the Board or Committee in good faith authorizes the contract or transactions by the affirmative votes of a majority of the disinterested directors even if the disinterested directors are less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a Committee or the stockholders. Common or interested directors may be counted in


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determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction. This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

                                   ARTICLE IV

                                   COMMITTEES

      Section 4.1 Designation and Powers. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an Executive Committee and such other Committees as they deem desirable, each consisting of one (1) or more members with such powers and authority (to the extent permitted by law) as may be provided in such resolution with respect to all matters other than: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware General Corporation Law to be submitted to stockholders for approval or
(b) adopting, amending or repealing any by-law of the Corporation. A majority of all the members of any such Committee may elect a chairman, fix its rules of procedure, determine its actions, and fix the time and place (whether within or without the State of Delaware) of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power, either with or without cause, at any time, and from time to time, to change the members of any such Committee, to fill vacancies in, to change the membership of, or to dissolve, any such Committee. Nothing herein contained shall be deemed to prevent the Board from appointing one or more Committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such Committee shall have or may exercise any authority of the Board of Directors of the Corporation.

      Section 4.2 Meetings. A majority of each such Committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. At all meetings of a Committee, the presence of a majority, but not less than two (2), members of the Committee shall be necessary to constitute a quorum for the transaction of business except as otherwise provided by said resolution or by these By-Laws. Participation of any one or more members of the Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

      Section 4.3 Written Consents. Any action authorized in writing by all of the members of a Committee entitled to vote thereon and filed with the minutes of the Committee shall be the act of the Committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Committee.


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                                    ARTICLE V

                                    OFFICERS

      Section 5.1 Number, Qualifications and Election. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time deem advisable. The Board of Directors shall elect all such officers. Any officer other than the President and, if any, the Chairman of the Board of Directors, may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified, as the case may be, by any two or more officers.

      Section 5.2 Term of Office. Insofar as practicable, all officers shall be elected at the first meeting of the Board of Directors following the Annual Meeting of Stockholders in each year and, except as otherwise herein provided, shall hold office until the first meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their respective successors shall have been elected or appointed and qualified.

      Section 5.3 Removal of Elected Officers. Any officer of the Corporation may be removed at any time, with or without cause, by majority vote of the Board of Directors at any meeting called for such purpose.

      Section 5.4 Resignations. Any officer may resign at any time by giving written notice of his resignation to the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5.5 Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant in the manner prescribed by these By-Laws for the regular election to such office.

      Section 5.6 Chairman of the Board. The Chairman of the Board, if there shall be one, shall, when present, preside at all meetings of the stockholders and of the Board of Directors. If the Chairman of the Board is also the Chief Executive Officer of the Corporation, he shall be responsible for the implementation of the business, programs and affairs of the Corporation and he shall have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to sign certificates for shares; to vote, or sign proxies or give consents or waivers in respect of, shares of other corporations owned or held by the Corporation; to cause the employment or appointment of such employees and agents of the Corporation (other than officers elected by the Board of Directors) as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the Board of Directors, any officer who shall have been elected by the Board of Directors; and, in general to exercise all the powers generally appertaining to the office of the


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Chairman of the Board of a Corporation. The Chairman of the Board shall also be an ex officio member of every Committee of the Board of Directors.

      Section 5.7 President. The President shall be the Chief Operating Officer of the Corporation, provided, however, that if there shall be no Chairman of the Board, he shall also be Chief Executive Officer of the Corporation and shall have all the powers and authority provided in these By-Laws to the Chairman of the Board. In his role as Chief Operating Officer, he shall, in the absence of the Chairman of the Board, exercise all the authority of such position. In addition, he shall exercise responsibility for the implementation of all the business, programs and affairs of the Corporation and shall participate in the formulation of both immediate and long term planning programs of the Corporation. He shall monitor the administration of the affairs of the Corporation and shall advise and counsel the other officers of the Corporation, particularly with respect to matters which are to be presented to the Board of Directors. In addition to the Chairman of the Board, he shall have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to sign certificates for shares; to vote, or sign proxies or give consents or waivers in respect of, shares of other corporations owned or held by the Corporation; to cause the employment or appointment of such employees and agents of the Corporation (other than officers elected by the Board of Directors) as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the Board of Directors, any officer who shall have been elected by the Board of Directors; and, in general to exercise all the powers generally appertaining to the office of President of a Corporation. The President shall also be an ex officio member of every Committee of the Board of Directors.

      Section 5.8 The Vice Presidents. Each Vice President, including, if any, Executive Vice Presidents and Senior Vice Presidents, shall have general authority to sign certificates for shares, shall perform such duties and have such powers as may from time to time be assigned to them by the President and shall each report directly to the President. In the absence of the President, his duties shall be performed and his powers may be exercised by such Vice President as shall be designated by the President or, failing such designation, such duties shall be performed and such powers may be exercised by the Vice Presidents in the order of their last election to that office, subject in any case to review and superseding action by the Board of Directors.

      Section 5.9 The Secretary. The Secretary shall, when requested, attend meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all Committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the stockholders and special meetings of the Board of Directors and Committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties appertaining to the office of Secretary of a corporation. In the absence of the Secretary, any


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Assistant Secretary or, if there be no Assistant Secretary or if such Assistant
Secretary is not available, such person as shall be designated by the President shall perform the duties of the Secretary.

      Section 5.10 The Treasurer. The Treasurer shall be Chief Financial Officer of the Corporation and shall have the duties, responsibilities and authority pertaining thereto, including all financial, accounting and budgetary affairs. He shall also have the care and custody of all the corporate funds and other valuable effects of the Corporation and shall deposit the same in such banks or other depositories as the President or the Board of Directors shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of Treasurer of a corporation. In addition, the Treasurer shall be the Chief Accounting Officer of the Corporation and shall have active control of, and shall be responsible for, all matters pertaining to the accounts of the Corporation. He shall: supervise the auditing of all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; supervise the books of account of the Corporation, their arrangement and classification; and supervise the accounting and auditing practices of the Corporation and its subsidiaries. In the absence of the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no Assistant Treasurer or if such Assistant Treasurer is not available, such person as shall be designated by the President shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 5.11 Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors of the Corporation. Any officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

      Section 5.12 Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors may authorize.

                                   ARTICLE VI

                               SHARE CERTIFICATES

      Section 6.1 Form; Signature. The shares of the Corporation shall be represented by certificates in such form or forms as shall be approved by the Board of Directors and shall be

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signed by the President or a Vice President and the Secretary or an Assistant
Secretary or the Treasurer or an Assistant Treasurer of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. No certificate representing shares of stock of the Corporation shall be issued until the full amount of consideration therefor has been paid.

      Section 6.2 Regulations; Appointment of Transfer Agents and Registrars. The Board of Directors may make all such rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in the State of New York or in such other city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares of the Corporation shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

      Section 6.3 Record of Stockholders. There shall be kept at the office of the Corporation in the State of New York or at the office of its Transfer Agent in said state, a record containing the names and addresses of all stockholders of the Corporation, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Duplicate lists may be kept in such other state or states as may, from time to time, be determined by the Board of Directors of the Corporation.

      Section 6.4 Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon authorization by the registered holder thereof or by his duly authorized attorney, and on surrender and cancellation of a certificate or certificates for a like number of shares of the same class properly endorsed or accompanied by a duly executed stock transfer power and payment of all taxes thereon, with such proof of authenticity of the signatures as the Corporation or its Transfer Agent may reasonably require.

      Section 6.5 Registered Stockholders. The Corporation shall be entitled to recognize the person in whose name shares of its stock shall stand on its record of stockholders as the exclusive owner thereof for all purposes and shall not, except as otherwise expressly provided by law, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice.

      Section 6.6 Lost, Stolen, Destroyed or Mutilated Certificates. If the holder of any certificate representing shares of stock of the Corporation shall notify the Corporation that such certificate has been lost, stolen, destroyed or mutilated, the Board of Directors, or any officer or officers duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so alleged to have been lost, stolen, destroyed or mutilated and may cause or authorize such substitute certificate to be countersigned by the appropriate


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Transfer Agent and registered by the appropriate Registrar. In each such case, the Board may, in its discretion, require such owner or his legal representative to furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, destruction or mutilation of such certificate and of the ownership thereof, and to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of such new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware.

                                   ARTICLE VII

                                    DIVIDENDS

      Section 7.1 Declaration. Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                                  ARTICLE VIII

                                   FISCAL YEAR

      Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day in December in each year except as may otherwise be provided by resolution of the Board of Directors of the Corporation.

                                   ARTICLE IX

                                 CORPORATE SEAL

      Section 9.1 Corporate Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware" and shall be in such form as shall be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


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

                                    ARTICLE X

                                 INDEMNIFICATION

      Section 10.1 Indemnification. The Corporation shall indemnify its directors and officers, and may indemnify its employees and agents, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect from time to time, if any such person (and the heirs and legal representatives of such person) is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, as the case may be, a director, officer, employee or agent of the Corporation or any constituent corporation absorbed in a consolidation or merger or serves or served as such with another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.

      Section 10.2 Insurance. The Corporation shall have the right to purchase and maintain insurance on behalf of any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable provisions of law.

                                   ARTICLE XI

                                   AMENDMENTS

      Section 11.1 Amendments. Subject to the provisions of the Certificate of Incorporation of the Corporation and of applicable law, these By-Laws may be amended or repealed or new by-laws not inconsistent with the laws of the State of Delaware or any provision of the Certificate of Incorporation of the Corporation may be made, either by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of such Board, or by the affirmative vote of the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, provided that in each case notice of the proposed alteration, amendment or repeal or the proposed new by-laws be included in the notice of the meeting of the Board of Directors or the stockholders, or the form of consent thereof, as the case may be.

      Section 11.2 Amendment Affecting Election of Directors; Notice. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.


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                                   ARTICLE XII

                                     GENERAL

      Section 12.1 Gender. Wherever in these By-Laws a masculine pronoun is used, it shall be deemed where appropriate to mean or to also include the feminine.

      Section 12.2 Board. Wherever in these By-Laws the term "Board" is used by itself, it shall mean the Board of Directors of the Corporation.


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